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                                                                   EXHIBIT 9.4


                              THIRD AMENDMENT TO
                            VOTING TRUST AGREEMENT


        THIS THIRD AMENDMENT TO VOTING TRUST AGREEMENT (the "Third Amendment") is entered into as of the 1st day of August 1995, by and between Juanita A. Borick and Louis L. Borick, individually and as Trustee (as such term is defined in that certain Voting Trust Agreement (the "Agreement") entered into as of January 1, 1985, as amended by the First Amendment dated as of October 13, 1989 (the "First Amendment") and the Second Amendment dated as of October 15, 1992 (the "Second Amendment") and is made with reference to the following facts:

        A. The Agreement provides for the establishment of a Voting Trust with respect to certain shares of common stock of Superior Industries International, Inc., a California corporation (formerly a Delaware corporation), owned by Juanita A. Borick and Louis L. Borick and the depositing of those shares with Mr. Borick, as Trustee under the Agreement.

        B. The Agreement had an initial term of five years, through December 31, 1989. The First Amendment extended the term of the Agreement through December 31, 1992, and the Second Amendment extended the term through December 31, 1995.

        C. Juanita A. Borick and Louis L. Borick now desire to further extend the term of the Agreement for an additional two years through December 31, 1997.















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        NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Juanita A. Borick and Louis L. Borick, individually and as Trustee, hereby agree as follows:

        1. The term of the Agreement is hereby extended for an additional two years, through and until 11:59 P.M. on December 31, 1997, during which time the Agreement shall continue in full force and effect unless terminated prior thereto in accordance with its terms.

        2. Except as expressly amended hereby, all of the other provisions of the Agreement shall remain in full force and effect as written.


        This Third Amendment is signed and delivered as of the 1st day of August, 1995 in Los Angeles, California.




                                     /s/  JUANITA A. BORICK
                                     -----------------------------------
                                          (Juanita A. Borick)


                                     /s/  LOUIS L. BORICK
                                     -----------------------------------
                                          (Louis L. Borick, individually
                                           and as Trustee)




                                     SUPERIOR INDUSTRIES
                                     INTERNATIONAL, INC.


                                     By  /s/  R. JEFFREY ORNSTEIN
                                        --------------------------------
                                             (R. Jeffrey Ornstein
                                              Vice President)

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SUPERIOR (Logo)          SUPERIOR INDUSTRIES INTERNATIONAL, INC.
                         7800 Woodley Avenue - Van Nuys, CA 91406-1788
                         (818) 781-4973 - Telex: 65-1454 - Fax: (818) 780-5631



December 15, 1995


Mr. Raymond C. Brown
4952 Vanalden Avenue
Tarzana, California 91356


Re:  EMPLOYMENT AGREEMENT


Dear Ray:


        As you know, you currently serve as Senior Vice President of Superior Industries International, Inc. (the "Company") pursuant to that certain Employment Agreement entered into as of January 1, 1987 (the "Agreement") and amended on December 12, 1988, on December 17, 1990 and on December 18, 1993 which, by its terms, will expire on December 31, 1995. Since your continued employment with the Company is extremely valuable and desirable to the Company, and since it is in the best interests of the Company and its stockholders to maintain and secure your continued employment by the Company, and, in consideration for the extension of the term of the Agreement and the other benefits accorded to you thereunder, you are willing to continue your employment with the Company, the Company and you hereby agree as follows:

        1.  EXTENSION OF TERM

            Section 6(a)(1) of the Agreement is hereby amended so that the Term of the Agreement be extended until December 31, 1997. Accordingly, all references in the Agreement to December 31, 1995 as to the termination date of the Agreement or the date for terminating any benefits, rights, privileges, obligations or undertakings by or for either you or the Company pursuant to the Agreement, as hereby amended by substituting December 31, 1997, therefore and all dates or periods of time in the Agreement are hereby changed or extended, as the cause may be, to a period of time subsequent to December 31, 1995.

        2.  OTHER TERMS AND PROVISIONS

            Except as specifically changed by this letter, all other provisions of the Agreement are and shall remain in full force and effect. Unless otherwise or further defined in this letter, all terms defined in the Agreement and used herein shall have the same meanings herein as specified in the Agreement.

















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Mr. Raymond C. Brown
December 15, 1995
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        3.  EFFECTIVE DATE

            The effective date of this letter and the terms contained herein shall be the date hereof.


        Please acknowledge your approval and agreement to the above terms by countersigning the enclosed copy of this letter where indicated, and returning the signed copy to the Company.


"Company":  SUPERIOR INDUSTRIES INTERNATIONAL, INC.




                                 By:  /s/  LOUIS L. BORICK
                                    ------------------------------------
                                           Louis L. Borick, President


THE ABOVE TERMS ARE
HEREBY APPROVED AND
December 15, 1995


/s/  RAYMOND C. BROWN
--------------------------
     Raymond C. Brown